Exhibit 99.1

PRESS RELEASE

April 19, 2010

CONTACT:	ECB Bancorp, Inc.
Thomas M. Crowder, Chief Financial Officer
(252) 925-5520
(252) 925-8491 facsimile

FOR IMMEDIATE RELEASE

ECB Bancorp, Inc. Reports 2010 First Quarter Results

ENGELHARD, N.C.-ECB Bancorp, Inc. (NASDAQ:ECBE) (“ECB” or the “Company”) today announced its results for the three months ended March 31, 2010.

2010 First Quarter Financial Highlights

For the three months ended March 31, 2010, net income totaled $487,000, a 61.1% decrease from the $1,253,000 in net income for the three months ended March 31, 2009. After adjusting for $265,000 in preferred stock dividends and the accretion of warrant discount, net income available to common shareholders for the three months ended March 31, 2010 was $222,000 or $0.08 per diluted share compared to $1,046,000 or $0.37 per diluted share for the three months ended March 31, 2009.

Other Financial Highlights include:

•	Consolidated assets increased 3.7% to $897,754,000 at March 31, 2010 from $865,383,000 at March 31, 2009.

•	Loans increased 5.1% to $577,964,000 at March 31, 2010 compared to $550,639,000 at March 31, 2009.

•	Deposits increased 12.3% to $772,927,000 at March 31, 2010 from $688,082,000 at March 31, 2009.

•	Net interest income increased 16.4 % to $6,995,000 for the three months ended March 31, 2010 from $6,012,000 for the same three-month period a year ago.

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Provision for loan losses charged to operations for the three months ended March 31, 2010 totaled $3,000,000, a decrease of 47.1% compared to $5,675,000 charged to operations for the fourth quarter ended December 31, 2009.

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During the first quarter, the Company declared a common stock dividend of $0.07 per share, or $0.28 per share on an annualized basis, which represents a decrease of 61.6% compared to the fourth quarter 2009 dividend of $0.1825 per share.

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A. Dwight Utz, President and Chief Executive Officer, stated: “We still see a weakness in real estate in several of our markets, and we have continued to set aside higher loan loss reserves to compensate for those continued weaknesses. We continue to position our Bank for the recovery we feel is close at hand. We believe our strong balance sheet will allow us to continue to grow our Bank organically while also being receptive to any opportunities that might present themselves by way of an acquisition or FDIC assisted transactions.”

Thomas M. Crowder, Executive Vice President and Chief Financial Officer stated, “You will see in our financials that we continued to prepare the Bank’s balance sheet for what management believes will be a rising interest rate environment for the next several years. We continued a process begun in the fourth quarter of last year to reduce our bond portfolio’s price volatility through the sale and repurchase of shorter duration bonds. In the first quarter of 2010 we sold $45.9 million in fixed income securities and realized net gains of $1.29 million. We are also looking to lengthen the maturity of our liabilities by booking some longer maturity deposits at current rates, thereby locking in some lower funding costs over the next 3 to 5 years.”

Mr. Utz concluded, “The first quarter saw ECB Bancorp continuing to adjust to the changing economic environment we are currently facing, but our bank is strong financially and is currently producing attractive core earnings that we believe will return us to normal profitability in the near future. Looking ahead, we have begun the process of exploring with our regulators the possibility of redeeming our TARP preferred stock from the U.S. Treasury at some point in the future. ECB’s challenge in 2010 is to continue to grow in a way that is sound and profitable, and yet to keep pace with today’s opportunities and expectations.”

About ECB Bancorp, Inc.

ECB Bancorp, Inc. is a bank holding company, headquartered in Engelhard, North Carolina, whose wholly-owned subsidiary, The East Carolina Bank, is a state-chartered, independent community bank insured by the FDIC. The Bank provides a full range of financial services through its 24 offices covering eastern North Carolina from Currituck to Ocean Isle Beach and Greenville to Hatteras. The Bank also provides mortgages, insurance services through the Bank’s licensed agents, and investment and brokerage services offered through a third-party broker-dealer. The Company’s common stock is listed on The Nasdaq Global Market under the symbol “ECBE”. More information can be obtained by visiting ECB’s web site at www.ecbbancorp.com.

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“Safe Harbor Statement” Under the Private Securities Litigation Reform Act of 1995

Statements in this Press Release relating to plans, strategies, economic performance and trends, projections of results of specific activities or investments, expectations or beliefs about future events or results, and other statements that are not descriptions of historical facts, may be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking information is inherently subject to risks and uncertainties, and actual results could differ materially from those currently anticipated due to a number of factors, which include, but are not limited to, risk factors discussed in the Company’s Annual Report on Form 10-K and in other documents filed by the Company with the Securities and Exchange Commission from time to time. Forward-looking statements may be identified by terms such as “may”, “will”, “should”, “could”, “expects”, “plans”, “intends”, “anticipates”, “feels”, “believes”, “estimates”, “predicts”, “forecasts”, “potential” or “continue”, or similar terms or the negative of these terms, or other statements concerning opinions or judgments of the Company’s management about future events. Factors that could influence the accuracy of such forward-looking statements include, but are not limited to, pressures on the earnings, capital and liquidity of financial institutions in general resulting from current and future conditions in the credit and equity markets, the financial success or changing strategies of the Company’s customers, actions of government regulators, the level of market interest rates, weather and similar conditions, particularly the effect of hurricanes on the Company’s banking and operations facilities and on the Company’s customers and the communities in which it does business, changes in general economic conditions and the real estate values in our banking market (particularly changes that affect our loan portfolio, the abilities of our borrowers to repay their loans, and the values of loan collateral). Although the Company believes that the expectations reflected in the forward-looking statements are reasonable, it cannot guarantee future results, levels of activity, performance or achievements. All forward-looking statements attributable to the Company are expressly qualified in their entirety by the cautionary statements in this paragraph. The Company has no obligation, and does not intend to, update these forward-looking statements.

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See 3 pages of financial information attached

ECB BANCORP, INC. AND SUBSIDIARY

Consolidated Balance Sheets

March 31, 2010, December 31, 2009 and March 31, 2009

(Dollars in thousands, except per share data)

	March 31, 2010	December 31, 2009*	March 31, 2009
	(unaudited)		(unaudited)
Assets
Non-interest bearing deposits and cash	$10,133	$9,076	$12,604
Interest bearing deposits	877	870	882
Overnight investments	59,240	7,865	1,430

Total cash and cash equivalents	70,250	17,811	14,916

Investment securities
Available-for-sale, at market value (cost of $196,068, $237,594 and $244,872 at March 31, 2010, December 31, 2009, and March 31, 2009, respectively)	197,520	239,332	247,663

Loans held for sale	627	—	—

Loans	577,964	577,791	550,639
Allowance for loan losses	(11,329)	(9,725)	(4,828)

Loans, net	566,635	568,066	545,811

Real estate and repossessions acquired in settlement of loans, net	4,974	5,443	6,476
Federal Home Loan Bank common stock, at cost	5,116	5,116	5,431
Bank premises and equipment, net	25,114	25,329	25,482
Accrued interest receivable	4,706	4,967	4,527
Bank owned life insurance	8,731	8,657	8,429
Other assets	14,081	13,999	6,648

Total	$897,754	$888,720	$865,383

Liabilities and Shareholders’ Equity
Deposits
Demand, noninterest bearing	$98,320	$93,492	$84,180
Demand, interest bearing	190,720	141,956	106,678
Savings	19,669	19,595	17,216
Time	464,218	499,687	480,008

Total deposits	772,927	754,730	688,082

Accrued interest payable	1,042	1,121	2,023
Short-term borrowings	20,877	22,910	62,161
Long-term obligations	14,500	21,000	21,000
Other liabilities	4,116	4,584	5,192

Total liabilities	813,462	804,345	778,458

Shareholders’ equity
Preferred stock, Series A	17,163	17,122	16,997
Common stock, par value $3.50 per share	9,974	9,968	9,956
Capital surplus	25,827	25,803	25,735
Warrants	878	878	878
Retained earnings	29,577	29,555	31,663
Accumulated other comprehensive income	873	1,049	1,696

Total shareholders’ equity	84,292	84,375	86,925

Total	$897,754	$888,720	$865,383

Common shares outstanding	2,849,841	2,847,881	2,844,489
Common shares authorized	10,000,000	10,000,000	10,000,000
Preferred shares outstanding	17,949	17,949	17,949
Preferred shares authorized	2,000,000	2,000,000	2,000,000

*	Derived from audited consolidated financial statements.

ECB BANCORP, INC. AND SUBSIDIARY

Consolidated Income Statements

For the three months ended March 31, 2010 and 2009

(Dollars in thousands, except per share data)

	Three months ended March 31,
	2010	2009
	(unaudited)	(unaudited)
Interest income:
Interest and fees on loans	$7,632	$7,347
Interest on investment securities:
Interest exempt from federal income taxes	462	319
Taxable interest income	1,897	2,530
Dividend income	27	30
Other interest	2	3

Total interest income	10,020	10,229

Interest expense:
Deposits:
Demand accounts	317	186
Savings	12	11
Time	2,489	3,595
Short-term borrowings	56	196
Long-term obligations	151	199
Other interest	—	30

Total interest expense	3,025	4,217

Net interest income	6,995	6,012
Provision for loan losses	3,000	750

Net interest income after provision for loan losses	3,995	5,262

Noninterest income:
Service charges on deposit accounts	823	876
Other service charges and fees	265	267
Mortgage origination brokerage fees	212	291
Net gain on sale of securities	1,289	405
Income from bank owned life insurance	74	82
Other operating income	5	15

Total noninterest income	2,668	1,936

Noninterest expenses:
Salaries	2,319	2,069
Retirement and other employee benefits	730	751
Occupancy	457	480
Equipment	467	388
Professional fees	288	297
Supplies	52	56
Telephone	183	152
FDIC insurance	333	255
Other outside services	118	143
Net cost of real estate and repossessions acquired in settlement of loans	334	93
Other operating expenses	957	761

Total noninterest expenses	6,238	5,445

Income before income taxes	425	1,753
Income tax expense (benefit)	(62)	500

Net income	487	1,253

Preferred stock dividends	224	182
Accretion of discount	41	25

Income available to common shareholders	$222	$1,046

Net income per share - basic	$0.08	$0.37

Net income per share - diluted	$0.08	$0.37

Weighted average shares outstanding - basic	2,848,839	2,842,017

Weighted average shares outstanding - diluted	2,848,969	2,843,398

ECB Bancorp, Inc.

Supplemental Quarterly Financial Data (Unaudited)

(Dollars in thousands, except per share data)

	3/31/2010	12/31/2009	9/30/2009	6/30/2009	3/31/2009
Income Statement Data:
Interest income	$10,020	$10,051	$10,320	$10,305	$10,229
Interest expense	3,025	3,033	3,244	3,663	4,217

Net interest income	6,995	7,018	7,076	6,642	6,012
Provision for loan losses	3,000	5,675	2,675	2,000	750
Net interest income after provision expense	3,995	1,343	4,401	4,642	5,262
Noninterest income	2,668	3,024	1,926	1,763	1,936
Noninterest expense	6,238	6,117	6,135	5,455	5,445
Income (loss) before income taxes	425	(1,750)	192	950	1,753
Income tax expense (benefit)	(62)	(853)	(154)	150	500

Net income (loss)	487	(897)	346	800	1,253
Preferred stock dividend & accretion of discount	265	265	263	268	207

Net income (loss) available to common shareholders	$222	$(1,162)	$83	$532	$1,046

Per Share Data and Shares Outstanding:
Net income (loss) - basic	$0.08	$(0.41)	$0.03	$0.19	$0.37
Net income (loss) - diluted	0.08	(0.41)	0.03	0.19	0.37
Cash dividends to common shareholders	0.0700	0.1825	0.1825	0.1825	0.1825
Book value at period end	23.56	23.62	24.88	24.17	24.58
Dividend payout ratio	87.50%	-44.51%	608.33%	96.05%	49.32%
Weighted-average number of common shares outstanding:
Basic	2,848,839	2,847,881	2,845,343	2,844,489	2,842,017
Diluted	2,848,969	2,847,881	2,847,053	2,846,359	2,843,398
Shares outstanding at period end	2,849,841	2,847,881	2,847,881	2,844,489	2,844,489

Balance Sheet Data:
Total assets	$897,754	$888,720	$858,737	$877,465	$865,383
Loans - gross	577,964	577,791	573,837	566,601	550,639
Allowance for loan losses	11,329	9,725	7,800	5,787	4,828
Investment securities	197,520	239,332	218,591	232,521	247,663
Interest earning assets	841,344	830,974	800,015	815,778	806,045
Premises and equipment, net	25,114	25,329	25,400	25,340	25,482
Total deposits	772,927	754,730	696,633	703,467	688,082
Short-term borrowings	20,877	22,910	46,989	60,191	62,161
Long-term obligations	14,500	21,000	21,000	21,000	21,000
Shareholders’ equity	84,292	84,375	87,936	85,792	86,925

Selected Performance Ratios (annualized):
Return on average assets	0.22%	-0.41%	0.16%	0.37%	0.58%
Return on average shareholders’ equity	2.28%	-4.09%	1.59%	3.64%	5.98%
Net interest margin	3.55%	3.56%	3.58%	3.37%	3.12%
Efficiency ratio	62.39%	59.20%	66.25%	63.08%	66.52%

Asset Quality Ratios:
Nonperforming loans to period-end loans	3.03%	2.54%	2.18%	1.83%	1.43%
Allowance for loan losses to period-end loans	1.96%	1.68%	1.36%	1.02%	0.88%
Allowance for loan losses to nonperforming loans	65%	66%	62%	56%	61%
Net charge-offs to average loans (annualized)	0.97%	2.61%	0.47%	0.74%	1.37%

Capital Ratios:
Equity-to-assets ratio	9.39%	9.49%	10.24%	9.78%	10.04%
Leverage Capital Ratio	9.38%	9.59%	9.81%	9.76%	9.87%
Tier 1 Capital Ratio	12.78%	12.77%	13.16%	13.20%	13.54%
Total Capital Ratio	14.03%	14.02%	14.37%	14.09%	14.31%